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                                                                   Exhibit 10.11

                   [LETTERHEAD OF ROTECH MEDICAL CORPORATION]

January 24, 2001

Rebecca L. Myers
174 Clinton Street
Brooklyn, NY 11201

                              Letter of Employment

Dear Rebecca:

Rotech Medical Corporation, a Florida Corporation ("Employer"), is very pleased to offer you ("Employee") the position of Chief Legal Officer of Rotech Medical Corporation. This Letter of Employment (the "Agreement") shall confirm the terms of such employment.

     1.  Starting Date. Starting Date was January 15,2001.
     2. Base Salary. Employer shall pay you an annual base salary in the amount of $200,000 payable according to Employer's customary payroll practices.
     3. Annual Bonus. Employer shall pay you an annual incentive bonus equal to 75% of your annual base salary. Such annual bonus will be based on goals that are mutually agreed upon by a compensation committee (or reasonable equivalent) and you. In the event that your employment is terminated pursuant to paragraph 13 hereof, you shall remain entitled to receive your annual bonus or any pro rata part thereof where the agreed upon goals have been achieved in whole or in part.
     4. Signing Bonus. Upon the commencement of your employment, Employer shall pay you a signing bonus in the amount of $30,000, less applicable payroll taxes and withholding.
     5. Equity Incentive Compensation. In the event that equity incentives become available for Rotech's senior management during your employment, you will be included in the equity allocation made available to Rotech's top 20 (approximate) executives.
     6. Relocation. Upon the Employer's request, on or about December 31, 2001, Employee agrees to relocate to the Orlando, Florida area.
     7. Relocation Package. You will receive a moving allowance in the amount of $60,000 payable upon your relocation. This moving allowance will be increased by $10,000 monthly in the event that you relocate prior to December 31, 2001, as follows:

         Move by:        November 30,2001       $ 70,000
                         October 31, 2001       $ 80,000
                         September 30, 2001     $ 90,000
                         August 31, 2001        $100,000

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                         July 31, 2001          $110,000
                         June 30, 2001          $120,000

          Employer also agrees to reimburse you for any income taxes resulting from the relocation package/moving allowance that you receive hereunder upon your submission of appropriate written documentation of such taxes.
      8. Vacation/Benefits. You will receive four weeks of paid vacation annually and paid holidays. You will also participate in Employer's life, health, disability, 401(k), accidental death insurance, reimbursement for professional dues and continuing education expenses, and other benefit plans and policies. The health insurance plan will specifically provide coverage for (or Employer will reimburse for such costs) Employee and her family (specifically including the life partner and child of Employee).
      9.  Reporting. You will report to Stephen D. Linehan.
     10.  Title. Chief Legal Officer.
     11. Place of Work. Employee agrees to work at Employer's corporate office or at other locations on RoTech business four days, generally, each week during calendar year 2001.
     12. Confidentiality, Covenant Not To Compete, Non-Solicitation. Employee acknowledges that in her position as part of the senior management of Rotech, she will have access to confidential information, plans, strategies, business relationships and proprietary information of Employer. Employee agrees that she will not, without Employer's prior written consent, directly or indirectly, for such period of time that she is receiving base salary or severance payments from Employer: (a) disclose such confidential and proprietary information; (b) perform any services for any entity that competes with Employer; or (c) influence or attempt to influence customers of Employer or any of its subsidiaries or affiliates to direct their business to any competitor of Employer.
     13. Indemnification/Corporate Insurance: Employer shall indemnify Employee to the fullest extent permitted under the law for amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable attorney's fees) reasonably incurred or paid by Employee in connection with any claim, matter, action, suit, investigation or proceeding arising out of or relating to the performance by Employee of services for Employer, or the service by Employee as an attorney, officer or employee of the Company or any other person or enterprise at the request of the Company. Employer also agrees to continuously maintain applicable and customary corporate insurance policies including, but not limited to, D&O, general liability, professional and malpractice policies.
     14.  Termination:
               (a) For Cause. The Company may terminate Employee's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean that Employee has committed a breach of fiduciary duty or been convicted of a felony. In the event that the Company intends to terminate the employment of Employee for Cause, the Company agrees to give thirty days written notice to Employee specifying the grounds constituting Cause.

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             (b) Breach by Company: Employee may terminate her employment hereunder by written notice to the Company after any breach of the Agreement by the Company. The Company shall have thirty days to cure any such breach.
             (c) Good Reason: Employee may terminate her employment hereunder for Good Reason (as herein defined) at any time during the term of her employment by written notice to the Company not more than 6 months after the occurrence of the event which constitutes Good Reason. For purposes hereof, Good Reason shall mean (i) a decrease in the then current base salary or the annual incentive bonus eligibility of Employee without the prior written consent of Employee; (ii) a change in title or reporting relationship without Employee's prior written consent; (iii) requiring Employee to relocate other than as agreed to in paragraph 6 hereof; or (iv) a change in control of the Employer and you are not offered an equivalent position following such change in control.
             (d) No Fault. Either the Company or Employee can terminate this
                 Agreement at any time, for any reason, by providing written notice to the other no less than forty-five days prior to the termination date.

     15.  Termination Rights.
             (a) For Cause; Termination by Employee. Upon the termination of employment by Employer for Cause or upon termination of employment by Employee under the No Fault provisions contained herein, Employee shall be entitled to payment of any base salary or bonus earned but not yet paid as of the date of Employee's termination and reimbursement of any reimbursable expenses.
             (b) Breach by Company; Good Reason; Termination by Company. Upon
                 the termination of employment by Employee because of breach of this Agreement by the Company, for Good Reason by Employee or upon the termination by the Company under the No Fault Section herein, Employee shall be entitled to receive (i) any base salary or bonus earned but not yet paid as of the date of termination and reimbursement of reimbursable expenses;
                 (ii) base salary and benefits as if she had remained in the employ of Employer for one (1) year from the date of the termination of employment (without mitigation on account of any employment subsequently obtained by Employee); and (iii) if such termination occurs after Employee relocates to the Orlando, Florida area, Company will pay Employee a relocation allowance in the amount of $30,000 upon your relocation back to the New York tri-state area and reimburse you for any income taxes resulting from such relocation allowance upon your submission of appropriate written documentation of such taxes.

     16. Expense Reimbursement and Temporary Living Expenses. Employer agrees to promptly reimburse Employee for any and all reasonable expenses incurred by Employee in the performance of here duties hereunder including, but not limited to, any and all expenses related to temporary living expenses (airfare, hotel, car

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              rentals, meals etc.) incurred prior to the time that you establish a permanent residence in the Orlando, Florida area (including up to 5 trips to Florida for Employee's family).
         17. Modifications and Amendments: This Agreement may be modified or amended only by a written agreement that is signed by the parties hereto.
         18.  Successors. Employer and/or IHS will require any successor
              (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer and/or IHS to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Employer and/or IHS would be required to perform it if no succession had taken place.
         19. Notices: Notices provided for in this Agreement shall be in writing and shall be delivered either in person or by a nationally recognized overnight service provider to the addresses set forth herein.

If this letter accurately sets forth the terms of our Agreement, please sign in the space below and return one fully-executed original counterpart to me.

We are delighted to have you join us and look forward to a lasting, mutually successful relationship.


Sincerely,


/s/ Stephen D. Linehan
Stephen D. Linehan
President


I have read and accept the terms of this Letter of Employment.


/s/ Rebecca L. Myers
--------------------
Rebecca L. Myers
Date: 1/24/01
      --------------

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                   [LETTERHEAD OF ROTECH MEDICAL CORPORATION]

Stephen D. Linehan
President and CEO
2600 Technology Drive, Suite 300
Orlando, FL 32804                                                   June 6, 2001

RE: Amendment to Letter of Employment dated January 24, 2001

Dear Steve:

This letter is a follow-up to our discussions last week regarding the timing of my relocation to Orlando, an additional relocation bonus associated with an earlier move, and Rotech providing me with an automobile for my use. We agreed to amend my above referenced employment agreement as follows:

     1.   New Paragraph 6: Relocation. Upon Employer's request, on or by
          July 31, 2001, Employee agrees to relocate to the Orlando, Florida area. Rotech will pay Employee an Additional Relocation Bonus in the amount of $50,000 upon such relocation. Employer also agrees to reimburse you for income taxes resulting from such Additional Relocation Bonus.

     2. New Sentence Added to the End of Paragraph 8: Vacation/Benefits. Employer also agrees to pay all costs associated with the lease of an automobile for Employee's use (a Volvo S60 or an equivalent) including, but not limited to, lease payments, repair and maintenance, mileage reimbursement and insurance.

Except for the additional terms set forth above, my January 24, 2001, Letter of Employment remains unchanged. Thank you and I look forward to joining you in Orlando.


Sincerely,


/s/ Rebecca L. Myers
Rebecca L. Myers


Agreed to:


/s/ Stephen D. Linehan
-----------------------
Stephen D. Linehan




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                   [LETTERHEAD OF ROTECH MEDICAL CORPORATION]


Stephen D. Linehan
President and CEO
Rotech Medical Corporation
2600 Technology Drive, Suite 300
Orlando, FL 32804                                              February 25, 2002


RE:  Second Amendment to Letter of Employment dated January 24, 2001

Dear Steve:

This Second Amendment confirms our agreement last week to amend my Employment Agreement. We agreed to amend my above referenced Employment Agreement as follows:

     1. Paragraph 2: Base Salary. Employer shall pay you an annual base salary in the amount of $275,000 effective January 15, 2002, payable according to Employer's customary payroll practices.

Except for the revisions set forth above, my January 24, 2001, Letter of Employment remains unchanged.


Very truly,


/s/ Rebecca L. Myers
Rebecca L. Myers


Agreed to:

/s/ Stephen D. Linehan
--------------------------
Stephen D. Linehan
President and CEO

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                     [LETTERHEAD OF ROTECH HEALTHCARE INC.]

Rebecca L. Myers                                                October 30, 2002
250 Oakwood Way
Winter Park, FL 32789


     Re:  Third Amendment to Letter of Employment Dated January 24, 2001

Dear Rebecca:

     Reference is made to that certain Letter of Employment between you and Rotech Medical Corporation dated January 24, 2001, as modified by amendments to Letter of Employment dated June 6, 2001 and February 25, 2002 (collectively referred to herein as the "Letter of Employment"). All defined terms used without definitions shall have the meanings provided in the Letter of Employment.

     This letter, when fully executed below, shall amend the Letter of Employment as follows:

     1. Termination Rights. Paragraph 15(b) shall be amended by deleting it in its entirety and replacing it with the following:

          "(b) Breach by Company; Good Reason; Termination by Company. Upon the termination of employment by Employee because of breach of this Agreement by the Company, for Good Reason by Employee, by the Company without Cause or upon the termination by the Company under the No Fault Section herein, Rotech shall (a) pay to Employee, with your final paycheck, any base salary or bonus earned by you but not yet paid as of the date of the termination of your employment; (b) fully reimburse you for all reimbursable expenses; (c) pay to you in a lump sum no later than twenty (20) days after the termination of your employment, an amount equal to the sum of (i) one hundred fifty percent (150%) of your annual base salary (measured as of the time of the termination of your employment and without mitigation due to any remuneration or other compensation earned by you following such termination of employment), and (ii) an amount equal to the full amount of bonuses paid to you in 2001 and the full amount of the performance bonuses paid to you for performance in 2001; and (d) pay to Employee immediately upon termination of her employment a re-relocation bonus in the amount of $70,000 plus any income taxes resulting from such re-relocation allowance; and (e) continuation of all of Employee's benefits set forth in paragraph 8, including amendments thereto, upon the same conditions and terms as Employee was receiving or was entitled to receive as of the date

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              of the termination of her employment, for a period of eighteen
              (18) months from the date of termination of employment.

     2. Termination. Paragraph 14(c) Good Reason: shall be amended by adding the following provisions:

         (v) the Company's failure to pay your base salary, earned bonus or additional earned compensation or its failure to continue your benefits, perquisites or related benefits, (vi) without your written consent, requiring you to regularly report to work at a facility more than fifty (50) miles from the location of your employment at the time of the execution of this letter agreement, (vii) without your written consent, the directing to you of any duties or responsibilities which are materially inconsistent with your responsibilities, positions and/or titles, (viii) without your written consent, a material reduction in your title, duties, positions or responsibilities, or (ix) without your written consent, the failure by the Company to continue in effect any employee benefit or compensation plan including, but not limited to, any life insurance plan, health insurance plan and accidental death or disability plan in which you participate unless (a) such benefit or compensation plan, life insurance plan, health insurance plan or related covenant, or accidental death or disability plan or similar plan or benefit is replaced with a comparable plan in which you will participate or which will provide you with comparable benefits, or (b) the Company requests that you seek comparable coverage under another such plan(s) and the Company reimburses you in full, on an after-tax basis (taking into consideration all net Federal, State and local income taxes), for such coverage.

         Except as herein amended, all other terms and conditions of your Letter of Employment shall remain the same and your Letter of Employment as herein amended shall remain in full force and effect.

         If the foregoing correctly sets forth our understanding, please sign two (2) copies of this letter and return it to the undersigned, whereupon this letter shall constitute a binding amendment to the Letter of Employment.


                                        Very truly yours,

                                        Rotech Healthcare, Inc.

                                        By: /s/ Guy P. Sansone
                                            ------------------
                                        Name:  Guy P. Sansone
                                        Title: Interim Co-CEO & President


Accepted and Agreed:


/s/ Rebecca L. Myers
--------------------
Rebecca L. Myers

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